Exhibit 99.1

Contact:	BALLY TOTAL FITNESS
8700 West Bryn Mawr Avenue
Chicago, IL 60631
Investors: Kathy Abbott (773) 864-6868
Media: Matt Messinger (773) 864-6850

BALLY TOTAL FITNESS ANNOUNCES RESULTS OF DECEMBER 19, 2006
ANNUAL MEETING OF STOCKHOLDERS
Chicago, December 19, 2006 — — Bally Total Fitness Holding Corporation (NYSE: BFT), the largest publicly-traded full-service commercial North American fitness center operator, today announced the results of its Annual Meeting held on December 19th, 2006 in Chicago, IL. Stockholders re-elected Don R. Kornstein to serve as a Class I Director for a three-year term expiring in 2009. At the meeting, stockholders also voted to ratify the appointment of KPMG LLP as independent auditor for the Company and to approve the 2007 Omnibus Equity Compensation Plan.
About Bally Total Fitness
Bally Total Fitness is the largest publicly-traded full-service commercial North American fitness center operator, with over 400 owned and franchised facilities located in 27 states, Mexico, Canada, Korea, China and the Caribbean under the Bally Total Fitness(R), Bally Sports Clubs(R) and Sports Clubs of Canada(R) brands. Bally offers a unique platform for distribution of a wide range of products and services targeted to active, fitness-conscious adult consumers.
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